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                                   EXHIBIT 99:

          Southern Community Bank and Trust Converts to Holding Company

                                 October 2, 2001

On October 1, 2001, Southern Community Bank and Trust converted to a holding company, Southern Community Financial Corporation. Approval was received from the Board of Governors of the Federal Reserve System in January 2001.

A financial holding company is a new vehicle created by Congress that allows a company to combine banking, securities and insurance. Scott Bauer, President and Chief Executive Officer said of the conversion "This is a further stage in the development of Southern Community Bank. Creation of the financial holding company will position our company well for future opportunities we expect to become available. We hope to use the financial holding company structure to enhance our company's ability to diversify its assets and potentially increase shareholder value."

The bank, which opened on November 18, 1996, has offices in Winston-Salem, Clemmons, Kernersville and Yadkinville. The new stock symbol for the holding company is SCMF. The stock continues to be traded on the OTC Electronic Bulletin Board. For more information visit the bank's website at www.smallenoughtocare.com.